              EXHIBIT 11.1 - COMPUTATION OF PER SHARE EARNINGS (1)
                  (Amounts in thousands, except per share data)


                                                     Three Months Ended
                                             ----------------------------------
                                             July 31, 1995      July 29, 1994
                                             -------------      -------------
Primary
   Average Shares Outstanding                    5,039              2,963
   Net effect of dilutive stock options,
    based upon the treasury stock method
    using average market price                      --                 78
                                             ----------------------------------

Total                                            5,039              3,041
                                             ----------------------------------
                                             ----------------------------------

Net loss                                        $ (113)            $ (620)
                                             ----------------------------------
                                             ----------------------------------

Per share amount                                $ (.02)            $ (.20)
                                             ----------------------------------
                                             ----------------------------------

Fully Diluted
   Average Shares Outstanding                    5,039              2,963
   Net effect of dilutive stock options,
    based upon the treasury stock method
    using average market price, since
    higher than year end price                      --                 78
                                             ----------------------------------

Total                                            5,039              3,041
                                             ----------------------------------
                                             ----------------------------------

Net loss                                        $ (113)            $ (620)
                                             ----------------------------------
                                             ----------------------------------

Per share amount                                $ (.02)            $ (.20)
                                             ----------------------------------
                                             ----------------------------------



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